EXHIBIT 23


                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 333-10615) and on Form S-3
(File No. 333-10871).

                                                            Arthur Andersen LLP


Philadelphia, Pa.,
       April 7, 1997